
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      19,053,931
<SECURITIES>                               210,608,510<F1>
<RECEIVABLES>                                1,707,799
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            10,263,514<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             241,633,754
<CURRENT-LIABILITIES>                        7,353,147<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   233,015,255
<OTHER-SE>                                   1,265,352<F4>
<TOTAL-LIABILITY-AND-EQUITY>               241,733,754
<SALES>                                              0
<TOTAL-REVENUES>                            16,358,040<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,877,345<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,480,695
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,480,695
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,480,695
<EPS-PRIMARY>                                      .83
<EPS-DILUTED>                                      .83

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $114,625,179 and Additional Loans of $20,749,108), Participating Insured Mortgages ("PIMs") of $48,479,897 and Mortgage-Backed Securities ("MBS") of $26,754,326.
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $6,090,173 and prepaid participating servicing of $4,491,005 net of accumulated amortization of $1,610,677.
<F3>Includes deferred income on Additional Loans of $7,325,414
<F4>Unrealized gain on MBS
<F5>Represents interest income on investments in mortgages and cash
<F6>Includes $1,613,665 of amortization for prepaid fees and expenses

